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                                                                   EXHIBIT 23.1

                        Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of O'Sullivan Industries Holdings, Inc. of our report dated August 4, 1999 relating to the consolidated financial statements of O'Sullivan Industries Holdings, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
October 18, 1999